Audit • Tax • Consulting • Financial Advisory
Registered with Public Company Accounting Oversight Board (PCAOB)

San Lotus Holding Inc

3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 17, 2012, in the Registration Statement (Form S-1 Amendment 14) and related Prospectus of San Lotus Holding Inc.

/s/    KCCW Accountancy Corp

Diamond Bar, California

October 2, 2012